Exhibit 10.87.2

PURCHASE AND SALE AGREEMENT
(Arbor Place)

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the 16PPthPP day of June, 2006 (the “Effective Date”), by and among SILVER LAKE ASSISTED LIVING, LLC, a Washington limited liability company (the “Seller”) and ESC-ARBOR PLACE, LLC, a Washington limited liability company (the “Purchaser” and together with the Seller, the “Parties”).

RECITALS

A.  Seller is the owner of the Real Property and the Facility (as defined below) and the Members are the sole members of Seller.

B.  The Facility is currently managed by Purchaser pursuant to a Management Agreement dated September 1, 1998 (the “Management Agreement”).

C.  Seller is interested in selling the Real Property and the Facility to Purchaser and Purchaser is interested in purchasing the same from Seller and leasing the same back to Seller concurrently with the acquisition thereof (the “Transaction”).

D.  The Parties are interested in documenting the terms and conditions of the Transaction.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

AGREEMENT

1.  Purchase And Sale

(a)  On the terms and conditions set forth herein, on the Closing Date (as defined below) Seller shall sell to Purchaser and Purchaser shall purchase from Seller the following:

(i)  The real property situated in the State of Washington (the “State”), which is more particularly described in Exhibit A attached hereto (the “Real Property”) and the improvements thereon that constitute that certain one hundred (100) unit assisted living facility described on Exhibit B attached hereto (the “Facility”) together with all tenements, hereditaments, rights, privileges, interests, easements and appurtenances now or hereafter belonging or in any way pertaining to the Real Property and/or the Facility.

(ii)  All fixtures (the “Fixtures”) attached or appurtenant to the Real Property;

(iii)  All furnishings, equipment, tools, machinery, fixtures, appliances and all other tangible personal property located on or about the Real Property or the Facility which is owned by Seller (collectively, the “Personal Property”);

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(iv)  All of the permits, licenses, approvals, entitlements and other governmental and quasi-governmental authorizations including, without limitation, certificates of occupancy and other similar permits relating to all or any part of the Real Property or the Facility and all amendments, modifications, supplements, general conditions and addenda thereto, required in connection with the ownership of the Facility (the “Permits and Approvals”) it being understood and agreed that the Permits and Approvals shall specifically exclude the boarding home license issued by DSHS to and held by Seller and any other permits, licenses, approvals, entitlements and other authorizations required in connection with the operation of the Facility, all of which shall be and remain the property of Seller. As used herein, “quasi-governmental” shall include the providers of all utility services to the Real Property;

(v)  All original reports, drawings, plans, blueprints, studies, specifications, certificates of occupancy, building permits and grading permits relating to all or any part of the Real Property or the Facility and all amendments, modifications, supplements, general conditions and addenda thereto (the “Reports and Studies”);

(vi)  All warranties, representations and guaranties with respect to the ownership of the Real Property and the Facility, whether express or implied, which Seller now holds or under which Seller is the beneficiary (the “Warranties”);

(vii)  All of Seller’s legal and equitable claims, causes of action, and rights against the architects, engineers, designers, contractors, subcontractors, suppliers and materialmen and any other party who has supplied labor, services, materials or equipment, directly or indirectly, in connection with the design, planning, construction or ownership of all or any part of the Real Property and the Facility (the “Claims”); and

(viii)  All rights to lien waivers, surety agreements, bonds, warranties, guaranties, utility use agreements, covenants, commitments, permits, certificates, approvals, and other intangible personal property of every kind and nature whatsoever owned by Seller as of the date of this Agreement or hereafter acquired, which can be legally transferred and which relate directly to the ownership of the Facility (the “Intangible Property”).

Hereinafter the assets described in Section 1(a)(i) through (viii) shall sometimes be collectively referred to as “Seller’s Assets.”

(b)  Except as specifically provided in this Agreement, Purchaser does not hereby or in connection herewith assume any liability of Seller or any other party whatsoever in relation to Seller’s Assets.

2.  Purchase Price. The purchase price (the “Purchase Price”) payable by Purchaser for Seller’s Assets shall be:

(a)  Five Million One Hundred Thousand and no/100 Dollars ($5,100,000) (the “Cash Purchase Price”). Purchaser shall pay the Cash Purchase Price at the Closing by wire transfer of immediately available funds (plus or minus any costs and prorations for which Seller and/or Purchaser are responsible under the terms hereof); and

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(b)  An amount sufficient to payoff the obligations of Seller to Bank of America National Trust and Savings Association (formerly doing business as Seafirst Bank) (“Bank of America”), under the promissory note dated September 24, 1998, in the original principal amount of $5,985,000.00 (the “Bank of America Note”), which Purchaser shall pay to Bank of America at the Closing by wire transfer of immediately available funds.

3.  Closing

(a)  The Closing Date. Provided all of the conditions to closing set forth in Section 13 of this Agreement have been satisfied or waived, the closing (the “Closing”) of the Real Estate Transaction shall take place on June 30, 2006 (the “Closing Date”) and shall be effective as of 12:01 AM on July 1, 2006.

(b)  The Closing Process. The Closing shall occur through escrow and accordingly, at or prior to the Closing Date, the Parties shall deposit in escrow with Chicago Title Insurance Company (the “Title Company”) all documents and monies necessary to close this transaction as herein provided. Time is of the essence of this Agreement. Closing shall occur in accordance with the procedures and instructions given by the Parties to the Title Company prior to Closing.

4.  Conveyances/Deliveries at Closing

(a)  Seller’s Closing Deliveries. Seller shall deliver the following documents to the Title Company for recording and/or delivery to Purchaser:

(i)  A Warranty Deed with respect to the Real Property and Facility (the “Deed”), in the form attached hereto as Exhibit C;

(ii)  A Bill of Sale with respect to the balance of the Seller’s Assets, in the form attached hereto as Exhibit D;

(iii)  An affidavit executed by Seller under penalty of perjury, stating Seller’s United States taxpayer identification numbers and that Seller is not a foreign person, in accordance with the Internal Revenue Code, Section 1445(b)(2), in the form attached hereto as Exhibit E (the “FIRPTA Affidavit”);

(iv)  A Lease between Purchaser, as Landlord, and Seller, as Tenant, in the form attached hereto as Exhibit F (the “Lease”);

(v)  An Owner’s Affidavit duly executed by Seller in such form and content as may be reasonably required by the Title Company;

(vi)  A Gap Indemnity duly executed by Seller in such form and content as may be reasonably required by the Title Company;

(vii)  Such other affidavits and indemnities and other documents as may be customarily and reasonably required for the issuance of the Title Policy in accordance with the terms of this Agreement;

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(viii)  A closing statement, executed on behalf of B.F., Limited Partnership, a Washington limited partnership (“BFLP”) as Manager of Seller, which shall provide that Seller is directing Title Company to pay one-half of the Cash Purchase Price by wire transfer to Providence Health System-Washington, a Washington nonprofit corporation formerly known as Sisters of Providence (“Providence”) pursuant to wire transfer instructions to be provided by Providence, and to pay one-half of the Cash Purchase Price by wire transfer to BFLP pursuant to wire transfer instructions to be provided by BFLP;

(ix)  An excise tax affidavit in the form proscribed by the Washington Department of Revenue (the “Excise Tax Affidavit”); and

(x)  Any documents to which the applicable Seller may be a party in connection with Purchaser’s loan from General Electric Capital Corporation (“GECC”), the proceeds of which loan shall be used by Purchaser to pay the Purchase Price (the “Loan”), it being understood and agreed that GECC has advised Purchaser that it will require Seller to sign certain collateral documents related to the Facility as security for Purchaser’s obligations under the Loan.

(b)  Purchaser’s Deliveries. Purchaser shall deliver or cause to be delivered to the Title Company for recording and/or delivery to Seller the following:

(i)  The Purchase Price;

(ii)  The Lease;

(iii)  The Bill of Sale;

(iv)  An Indemnification Agreement in the form attached hereto as Exhibit G (the “Indemnification Agreement”), pursuant to which Emeritus Corporation indemnifies Seller for certain matters identified therein;

(v)  Such supporting affidavits signed by Purchaser, in its capacity as the manager of the Facility, as Seller may reasonably request with respect to the matters covered by the Owner’s Affidavit being delivered by Seller pursuant to Section 4(a)(v); and

(vi)  A closing statement; and

(vii)  Documentation, reasonably acceptable to Seller and the Title Company, confirming the authority of Purchaser to execute and deliver this Agreement and all of the documents described in this Section 4 and to consummate the Transaction.

5.  Closing Costs and Prorations

(a)  Costs and Expenses. All costs and expenses associated with the sale of Seller’s Assets to Purchaser, including, without limitation, all title insurance premiums, real estate excise taxes, transfer taxes and escrow fees, shall be borne by Purchaser, other than any legal fees and expenses of Seller which shall be the responsibility of the Seller.

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(b)  Prorations and Adjustments. In light of the concurrent leasing of the Facility back to Seller by Purchaser, there shall be no proration of revenues and expenses related to the ownership of the Seller’s Assets as of the Closing.

6.  Possession. On the Closing Date, Seller shall deliver to Purchaser possession of the Seller’s Assets, subject only to rights of residents of the Facility, the rights of Seller under the Lease and of Purchaser under the Management Agreement, and to such other rights, restrictions, easements and agreements which are of record as of May 4, 2006, but specifically excluding the Deed of Trust securing the obligations under the Bank of America Note, which shall be released following payoff of the Bank of America Note by Purchaser at the Closing.

7.  Representations and Warranties of Seller

(a)  Seller does hereby warrant and represent to Purchaser that:

(i)  UUAuthorityUU. Seller has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein at the times provided for herein.

(ii)  UUEnforceability/No ConflictUU. This Agreement is valid, binding and enforceable against Seller in accordance with its terms except as such enforceability may be limited by creditors’ rights laws or general principles of equity. The execution of this Agreement and the consummation of the transactions contemplated herein in accordance with the terms hereof do not and will not result in a breach of the terms and conditions of nor constitute a default under any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller’s assets are bound or affected.

(iii)  UUNecessary ActionUU. Seller will make all reasonable efforts, with all due diligence, to take all action and obtain all consents prior to the Closing Date necessary for it to lawfully enter into and carry out the terms of this Agreement, including, but not limited to, providing any notice of the sale of the Facility, or any modifications to any notices previously delivered, to the residents of the Facility or any governmental agency or authority, required to be provided by such Seller in its capacity as the licensed operator of the Facility to the extent such notice from Seller may be required by law.

(iv)  UULitigationUU. The right or ability of Seller to consummate the Real Estate Transaction has not been challenged by any governmental agency or any other person and Seller has no knowledge of the occurrence of any event which would provide a reasonable basis for any such litigation, investigation or other proceeding.

(v)  UUNo Third Party RightsUU. Seller has not granted any other party any right to purchase the Seller’s Assets and the Seller’s Assets shall, at the time of the conveyance thereof to Purchaser, be free and clear of all liens, charges and encumbrances other than the Permitted Exceptions.

(vi)  UUPurchase PriceUU. Seller and Purchaser negotiated the Purchase Price in an independent arms length transaction.

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8.  Representations and Warranties of Purchaser. Purchaser does hereby represent and warrant to Seller that:

(a)  Authority. Purchaser has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein at the times provided for herein.

(b)  Enforceability/No Conflict. This Agreement is valid, binding and enforceable against Purchaser in accordance with its terms except as such enforceability may be limited by creditors rights laws and general principles of equity. The execution of this Agreement and the consummation of the transactions contemplated herein in accordance with the terms hereof do not and will not result in a breach of the terms and conditions of nor constitute a default under any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is now a party or by which any of the assets of Purchaser is bound or affected.

(c)  Litigation. The right or ability of Purchaser to consummate the Transaction contemplated herein has not been challenged by any governmental agency or any other person and Purchaser has no knowledge of the occurrence of any event which would provide a reasonable basis for any such litigation, investigation or other proceeding.

(d)  The Purchase Price. Purchaser negotiated the Purchase Price in an independent arms length transaction.

9.  Brokers. Each of the Parties each represent, covenant, and warrant to the other that each has employed no broker or finder in connection with the transaction contemplated herein and each Party agrees to indemnify and hold harmless the other Parties from and against all liability, claims, demands, damages or costs of any kind, including attorneys’ fees, arising from or connected with any broker’s commission or finder’s fee or commission or charge claimed to be due any person arising from such Party’s conduct with respect to the Transaction.

10.  Seller’s Covenants

(a)  Pre-Closing. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Purchaser, Seller does hereby covenant as follows:

(i)  Seller will not enter into any contract, commitment or agreement affecting the Seller’s Assets except in the ordinary course of business and Seller will advise Purchaser of any contracts or commitments which it enters, whether in the ordinary course of business or otherwise;

(ii)  Seller will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement;

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(iii)  Seller will promptly notify Purchaser of any changes affecting the validity or accuracy of its representations and warranties of which it becomes aware prior to the Closing Date.

(b)  Closing. At the Closing, Seller agrees that it will:

(i)  Execute and deliver such instruments of transfer and conveyance as shall be reasonable or necessary to transfer and assign the Seller’s Assets to Purchaser as herein provided;

(ii)  Deliver the documents described in Section 4(a) to which Seller is a party.

(c)  Post-Closing. After the Closing, Seller agrees that it will take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as may be necessary to assure, complete and evidence the full and effective transfer and conveyance of Seller’s Assets and the continued licensing of the Facility.

11.  Purchaser’s Covenants

(a)  Pre-Closing. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Seller, Purchaser agrees that:

(i)  Purchaser will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the Transaction contemplated by this Agreement;

(ii)  Purchaser will make all reasonable efforts, with all due diligence, to obtain all consents, approvals and licenses necessary to permit the consummation of the Transactions contemplated by this Agreement; and

(iii)  Purchaser will cause its affiliate, Emeritus Corporation, to continue to manage the Facility in accordance with the terms of the Management Agreement.

(b)  Closing. At the Closing, Purchaser agrees that it will:

(i)  Pay the cash due from it under Section 2;

(ii)  Pay for any of the costs and expenses specified in Section 5(a) for which it is responsible;

(iii)  Deliver or caused to be delivered the documents described in Section 4(c) to which it is a party.

(c)  Post-Closing. After the Closing Date, Purchaser agrees that it will take such actions and properly execute and deliver such further instruments as Seller may reasonably request to assure, complete and evidence the Transaction provided for in this Agreement.

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12.  Mutual Covenants. Following the execution of this Agreement, the Parties agree:

(a)  If any event should occur, either within or without the knowledge or control of any of the Parties which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, such Party shall use its or their reasonable efforts to cure the same as expeditiously as possible.

(b)  To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the Transactions contemplated by this Agreement.

13.  Conditions Precedent to Closing

(a)  Purchaser’s Conditions. Purchaser’s obligation to purchase Seller’s Assets hereunder is subject to the following conditions, any one or all of which may be waived by Purchaser:

(i)  UUTitle and SurveyUU. The Title Company shall be prepared to issue to Purchaser on the Closing Date, at Purchaser’s sole cost, an extended coverage title insurance policy subject to no exceptions other than as described in Section 6 in an amount equal to the Purchase Price (the “Owner’s Title Policy”).

(ii)  UUDamage and CondemnationUU. Prior to the Closing Date, the risk of physical loss to the Seller’s Assets shall be borne by Seller. Accordingly, it shall be a condition to Purchaser’s obligation hereunder that prior to the Closing Date, no material portion of the Facility nor any material portion of any of the Seller’s Assets shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain, in any such case to an extent which causes the Facility to lose use of any of its licensed beds/units or to become impracticable to operate as of the Closing Date or the postponement thereof, if applicable. If the Sellers’ Assets shall have been so damaged or destroyed and Purchaser waives this condition, Seller shall assign to Purchaser all of its rights to any insurance proceeds in connection therewith and the Purchase Price shall be reduced by any deductible which Purchaser shall be required to pay in connection with such damage or destruction or by any uninsured costs of repair or reconstruction. If the Seller’s Assets shall be so taken or condemned prior to Closing, and if Purchaser waive this condition, Seller shall pay or assign to Purchaser all Sellers’ right to the proceeds of any condemnation award in connection thereof and the Purchase Price shall be reduced by such amount as may be agreed upon by Seller and Purchaser as a reasonable estimate of the amount by which the cost to repair the portion of the Seller’s Assets affected by such taking exceeds such condemnation award; provided, however, if Seller and Purchaser are unable to so agree by the Closing, then Purchaser terminate this Agreement on written notice to Seller.

(iii)  UUNo DefaultsUU. Seller shall not be in default under any mortgage, contract, lease or other agreement affecting or relating to the Seller’s Assets including, but not limited to, the documents evidencing or securing the financing currently secured by the Seller’s Assets;

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provided, however, this condition to closing shall not apply with respect to any such default caused by Purchaser as a result of its acts or omissions under the Management Agreement.

(iv)  UUSeller’s PerformanceUU. Seller shall have performed all of its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Purchaser in accordance with the terms hereof.

(v)  UUSeller’s Representations and WarrantiesUU. Seller’s representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the Transaction contemplated herein shall be true in all material respects at and as of the Closing Date as though such representations and warranties were then again made.

(vi)  UUThe LoanUU. GECC shall be ready, willing and able to consummate the Loan and all of the documents and funds related thereto to which GECC or Seller shall be a party shall have been deposited in escrow by GECC and Seller.

(b)  Seller’s Conditions. Seller’s obligation to sell Seller’s Assets hereunder is subject to the fulfillment of each of the following conditions, any one or all of which may be waived by Seller in writing:

(i)  UUPurchaser’s Representations and WarrantiesUU. Purchaser’s representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the Transaction contemplated herein shall be true in all material respects at and as of the Closing as though such representations and warranties were then again made.

(ii)  UUPurchaser’s PerformanceUU. Purchaser shall have performed its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Seller in accordance with the terms hereof.

14.  Indemnification

(a)  By Seller. Seller shall indemnify, defend and hold harmless Purchaser from and against any and all costs, losses, damages, liabilities and obligations arising from or related to:

(i)  the ownership of the Sellers’ Assets which exist as of the Closing Date, except to the extent Emeritus is responsible for such costs, losses, damages, liabilities and obligations under the terms of the Management Agreement, in which case Seller shall have no indemnity obligation to Purchaser by virtue of the terms of this Section 14(a); and

(ii)  any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Seller under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished by Seller to Purchaser hereunder..

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(b)  By Purchaser to Seller. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all costs, losses, damages, liabilities and obligations arising from or related to:

(i)  Except as otherwise provided in this Agreement, the ownership of the Seller’s Assets from and after the Closing Date;

(ii)  Any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of Purchaser under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished by Purchaser to Seller hereunder; and

(iii)  For purposes of this Section 14, an obligation shall be deemed to “exist” as of the Closing Date if it relates to events which occurred prior to the Closing Date even if it is not asserted until after the Closing Date.

15.  Termination

(a)  Grounds for Termination. This Agreement may be terminated and the transaction contemplated herein abandoned at any time prior to Closing:

(i)  By mutual written agreement of the parties;

(ii)  By Seller, if any of the conditions set forth in Section 13(b) shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Seller and the same shall not have been waived by Seller;

(iii)  By Purchaser, if any of the conditions set forth in Section 13(a) shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Purchaser hereunder or of Emeritus under the Management Agreement and the same shall not have been waived by Purchaser;

(iv)  By any Party in the event of a material breach by another Party of its obligations hereunder;

(v)  By either Seller or Purchaser if the Closing has not occurred by the Closing Date specified in Section 3 as the same may be extended in accordance with the terms thereof;

(vi)  By Purchaser upon Purchaser’s receipt of written notification of any fact which would materially change any of the representations or warranties of Seller herein;

(vii)  By Seller upon Seller’s receipt of written notification of any fact which would materially change any of the representations or warranties of Purchaser herein.

(b)  Remedies Upon Termination. In the event any Party has the right to terminate this Agreement as a result of a default by another Party in its obligations hereunder, the non

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defaulting Party shall have the right either to (i) waive the condition or covenant or breach at issue and proceed with the transaction on the terms contemplated herein or (ii) seek specific performance of the defaulting Party’s obligations hereunder or (iii) terminate this Agreement and seek to recover from the defaulting Party the actual damages suffered by the non defaulting Party as a result of such breach. In no event will a defaulting Party be liable to a non defaulting Party for consequential or incidental damages including, without limitation, lost profits. In the event of any other termination of this Agreement, neither the terminating Party nor the other Parties shall have any further rights or obligations hereunder.

(c)  Expenses. In the event the Transactions contemplated hereby are not closed for any reason other than a breach by a Party of its obligations hereunder, Purchaser shall be solely responsible for all escrow cancellation fees and title charges. In the event the Transactions contemplated hereby is not closed as a result of a breach by Seller in its obligations hereunder, Seller shall pay all escrow cancellation fees and title charges.

(d)  Management Agreement. In the event the Transaction do not close for any reason, the rights and obligations of the Seller and Emeritus under the Management Agreement shall remain unaffected.

16.  Miscellaneous

(a)  Notice. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be TTpersonally dTTelivered or sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission (if confirmed verbally or in writing by mail as aforesaid), to the following address:

To Seller: c/o Columbia Pacific Management, Inc.
600 University Street, Suite 2500
Seattle, WA 98101
Telephone: (206) 728-9063
Facsimile: (206) 728-9327

with a copy to: Thomas A. Barkewitz
Alston, Courtnage & Bassetti LLP
1000 Second Avenue, Suite 3900
Telephone: (206) 623-7600
Facsimile: (206) 623-1752

and with a copy to: Providence Health System-Washington
2201 Lind Avenue, Suite 200
Renton, WA 98138 9672
Attn: Robert Hellrigel
Telephone: (425) 687 3700
Facsimile: (425) 687 3615

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To Purchaser: Eric Mendelsohn
Director of Real Estate and Legal Affairs
Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, WA 98121
Telephone: (206) 298-2909
Facsimile: (206) 301-4500

with a copy to:  The Nathanson Group PLLC
One Union Square
600 University Street, Suite 2000
Seattle, WA 98101-1195
Attn: Randi S. Nathanson
Telephone: (206) 623-6239
Facsimile: (206) 623-1738

Notice shall be deemed upon the actual receipt or refusal of receipt thereof regardless of the method of delivery used.

(b)  Sole Agreement. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto with respect to the Transaction and supersedes all prior negotiations, discussions, writings and agreements between them.

(c)  Assignment. The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs and successors of the parties hereto, it being specifically understood and agreed that at or prior to Closing Purchaser may assign certain of it rights hereunder to GECC as security for the obligations of Purchaser under the Loan and that such assignment shall be permitted without the further consent of Seller. Any other assignment shall require the consent of Seller, which consent shall not be unreasonably withheld.

(d)  Captions. The captions of this agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

(e)  Survival. All covenants, indemnities, warranties and representations of Purchaser and Seller herein shall survive the Closing and shall continue in effect for a period one (1) year after the Closing Date, after which they shall terminate and be of no further force or effect except with respect to claims made within such one year period, in which case the applicable covenant, indemnity, warranty and/or representation shall survive until the full and final resolution thereof.

(f)  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

(g)  Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

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(h)  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

(i)  Confidentiality. In the event the Transaction fails to close for any reason, the Parties agree to keep confidential any proprietary information disclosed to them by the other Parties during the course of the Transaction.

(j)  Construction. Each Party acknowledges and agrees that it has participated in the drafting and the negotiation of this Agreement and has been represented by counsel during the course thereof. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor any Party hereto.

(k)  Attorneys’ Fees. In the event of litigation or other proceedings involving the parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of either party under this Agreement, the prevailing Party shall be entitled to recover from the other such reasonable attorneys’ fees and costs as may be actually incurred, including its costs and fees on appeal.

(l)  Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, INCLUDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(m)  Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event on which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the next day which is not a Saturday, Sunday or a legal holiday.

(n)  Expenses. Except as otherwise specifically provided herein, each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transaction.

(o)  Third Party Beneficiary. Nothing in this Agreement express or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto and their permitted assigns) any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereby execute this Purchase and Sale Agreement as of the Effective Date.

SELLER:

SILVER LAKE ASSISTED LIVING LLC
By: B.F., Limited Partnership
Its: Manager

By: Columbia Pacific Group, Inc.
Its: General Partner

By: /s/ Brandon Baty
         Its: Vice President

PURCHASER:

ESC-ARBOR PLACE, LLC
By: Emeritus Corporation
Its: Sole Member

By: /s/ Martin Roffe
Martin Roffe
Its: V.P. Financial Planning

Exhibit A

LEGAL DESCRIPTION

PARCEL A:

LOT 2, PROVIDENCE MEDICAL CENTER BINDING SITE PLAN FILE NO. 01-107895 BG RECORDED UNDER AUDITOR’S FILE NUMBER 200208155006, BEING A PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 30, TOWNSHIP 28 NORTH, RANGE 5 EAST, W.M., RECORDS OF SNOHOMISH COUNTY, WASHINGTON.

PARCEL B:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS AS DESCRIBED IN AND CREATED BY PROVIDENCE MEDICAL CENTER BINDING SITE PLAN FILE NO. 01-107895 BG RECORDED UNDER FILE NO. 200208155006, UPON AND SUBJECT TO THE PROVISIONS THEREIN CONTAINED, BEING A PORTION OF LOT 1 OF SAID BINDING SITE PLAN, AND NON EXCLUSIVE EASEMENTS FOR INGRESS AND EGRESS AS DESCRIBED IN AND CREATED BY INSTRUMENTS RECORDED UNDER AUDITOR’S FILE NO.’S 200005040193 AND 200005040194, UPON AND SUBJECT TO THE PROVISIONS THEREIN CONTAINED, ALL LOCATED IN THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 30, TOWNSHIP 28 NORTH, RANGE 5 EAST, W.M., RECORDS OF SNOHOMISH COUNTY, WASHINGTON

SITUATE IN THE COUNTY OF SNOHOMISH, STATE OF WASHINGTON

Exhibit A - Legal Description

Exhibit B

THE FACILITY

UUFacilityUU UUAddressUU
Arbor Place 12806 Bothell Everett Highway
Everett, Washington 98208

Exhibit B - The Facility

Exhibit C

FORM OF WARRANTY DEED

Recording requested by and When recorded, return to: Randi S. Nathanson, Esq. The Nathanson Group PLLC One Union Square 600 University Street, Suite 2000 Seattle, Washington 98101

STATUTORY WARRANTY DEED
(Arbor Place, Everett, WA)

RECORDING NOS. OF
DOCUMENTS: ___one_______

GRANTOR(s):  Silver Lake Assisted Living, LLC, a Washington limited liability company

GRANTEE(s): ESC-Arbor Place, LLC, a Washington limited liability company

ABBREVIATED LEGAL
DESCRIPTION(s): Lot 2, Binding Site Plan File No. 01-107895 BG, Recorded Under Recording No. 20028155006, Snohomish County, Washington

ASSESSOR’S TAX ACCOUNT
PARCEL NUMBER(s):  Parcel # 280530-004-073-00

Exhibit C - Form of Warranty Deed

1

Recording requested by and When recorded, return to: Randi S. Nathanson, Esq. The Nathanson Group PLLC One Union Square 600 University Street, Suite 2000 Seattle, Washington 98101
(Space Above This Line for Recorder’s Use Only)

STATUTORY WARRANTY DEED
(Arbor Place, Everett, WA)

The undersigned Grantor, SILVER LAKE ASSISTED LIVING, LLC, a Washington limited liability company, for and in consideration of One and 00/100 Dollars ($1.00) and other valuable consideration in hand paid, conveys and warrants to ESC-ARBOR PLACE, LLC, a Washington limited liability company, effective as of the date hereof, the real property in Snohomish County, State of Washington, described in Exhibit A attached hereto and incorporated herein by this reference, subject to those liens, charges and encumbrances described in Exhibit B attached hereto and incorporated herein by this reference.

DATED as of this 30 day of _June_, 2006.

SILVER LAKE ASSISTED LIVING, LLC,
a Washington limited liability company

By: B.F., Limited Partnership
Its: Manager

By: Columbia Pacific Group, Inc.
Its: General Partner

By:  /s/ Ruth Verhoff
Its:  Secretary

Exhibit C - Form of Warranty Deed

2

STATE OF WASHINGTON )
) ss.
COUNTY OF KING  )

On this 28_ day of _June_, 2006, before me the undersigned, a Notary Public in and for the State of Washington duly commissioned and sworn, personally appeared to me _Ruth Verhoff__, to me known to be the _Secretary_ of Columbia Pacific Group, Inc., a Washington corporation, the General Partner of B. F., Limited Partnership, a Washington limited partnership, the Managing Member of Silver Lake Assisted Living, LLC, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited partnership for the uses and purposes therein mentioned, and on oath stated that it was authorized to execute the said instrument.

WITNESS my hand the day and year first above written.

/s/ Rebecca L Ozanich
Notary Public in and for the State of Washington, residing at Lynwood, WA
My Commission Expires: June 30, 2006
Place Notary Seal Here

Exhibit C - Form of Warranty Deed

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Exhibit A

LEGAL DESCRIPTION

PARCEL A:

LOT 2, PROVIDENCE MEDICAL CENTER BINDING SITE PLAN FILE NO. 01-107895 BG RECORDED UNDER AUDITOR’S FILE NUMBER 200208155006, BEING A PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 30, TOWNSHIP 28 NORTH, RANGE 5 EAST, W.M., RECORDS OF SNOHOMISH COUNTY, WASHINGTON.

PARCEL B:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS AS DESCRIBED IN AND CREATED BY PROVIDENCE MEDICAL CENTER BINDING SITE PLAN FILE NO. 01-107895 BG RECORDED UNDER FILE NO. 200208155006, UPON AND SUBJECT TO THE PROVISIONS THEREIN CONTAINED, BEING A PORTION OF LOT 1 OF SAID BINDING SITE PLAN, AND NON EXCLUSIVE EASEMENTS FOR INGRESS AND EGRESS AS DESCRIBED IN AND CREATED BY INSTRUMENTS RECORDED UNDER AUDITOR’S FILE NO.’S 200005040193 AND 200005040194, UPON AND SUBJECT TO THE PROVISIONS THEREIN CONTAINED, ALL LOCATED IN THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 30, TOWNSHIP 28 NORTH, RANGE 5 EAST, W.M., RECORDS OF SNOHOMISH COUNTY, WASHINGTON

SITUATE IN THE COUNTY OF SNOHOMISH, STATE OF WASHINGTON

Exhibit C - Form of Warranty Deed

4

Exhibit B

PERMITTED EXCEPTIONS

Exhibit C - Form of Warranty Deed

5

Exhibit D

FORM OF BILL OF SALE

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of ______________, 2006 (the “Effective Date”) SILVER LAKE ASSISTED LIVING, LLC, a Washington limited liability company (“Seller”) does hereby grant, bargain, sell, convey, transfer and assign to ESC-ARBOR PLACE, LLC, a Washington limited liability company (“Purchaser”) pursuant to the terms of that Purchase Agreement dated as of _______________, 2006 between Seller and Purchaser (the “Purchase Agreement”) all of its right, title and interest in and to, all and singular the following:

1. All fixtures (the “Fixtures”) attached or appurtenant to the Real Property;

2. All furnishings, equipment, tools, machinery, fixtures, appliances and all other tangible personal property located on or about the Real Property or the Facility which is owned by Seller (collectively, the “Personal Property”);

3. All of the permits, licenses, approvals, entitlements and other governmental and quasi-governmental authorizations including, without limitation, certificates of occupancy and other similar permits relating to all or any part of the Real Property or the Facility and all amendments, modifications, supplements, general conditions and addenda thereto, required in connection with the ownership of the Facility (the “Permits and Approvals”) it being understood and agreed that the Permits and Approvals shall specifically exclude the boarding home license issued by DSHS to and held by Seller and any other permits, licenses, approvals, entitlements and other authorizations required in connection with the operation of the Facility, all of which shall be and remain the property of Seller. As used herein, “quasi-governmental” shall include the providers of all utility services to the Real Property;

4. All original reports, drawings, plans, blueprints, studies, specifications, certificates of occupancy, building permits and grading permits relating to all or any part of the Real Property or the Facility and all amendments, modifications, supplements, general conditions and addenda thereto (the “Reports and Studies”);

5. All warranties, representations and guaranties with respect to the ownership of the Real Property and the Facility, whether express or implied, which Seller now holds or under which Seller is the beneficiary (the “Warranties”);

6. All of Seller’s legal and equitable claims, causes of action, and rights against the architects, engineers, designers, contractors, subcontractors, suppliers and materialmen and any other party who has supplied labor, services, materials or equipment, directly or indirectly, in connection with the design, planning, construction or ownership of all or any part of the Real Property and the Facility (the “Claims”); and

Exhibit D - Form of Bill of Sale

1

7. All rights to lien waivers, surety agreements, bonds, warranties, guaranties, utility use agreements, covenants, commitments, permits, certificates, approvals, and other intangible personal property of every kind and nature whatsoever owned by Seller as of the date of this Agreement or hereafter acquired, which can be legally transferred and which relate directly to the ownership of the Facility (the “Intangible Property”).

TO HAVE AND TO HOLD, all and singular, the foregoing hereby sold, assigned, transferred and conveyed to Purchaser, its successors and assigns, to and for its own use and benefit.

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

[Signature Page Follows]

Exhibit D - Form of Bill of Sale

2

IN WITNESS WHEREOF, the parties hereby execute this Bill of Sale as of the day and year first set forth above.

SILVER LAKE ASSISTED LIVING, LLC,
a Washington limited liability company

By: B.F., Limited Partnership
Its: Manager

By: Columbia Pacific Group, Inc.
Its: General Partner

By:  /s/ Ruth Verhoff
Its:  Secretary

ESC-ARBOR PLACE, LLC,
a Washington limited liability company

By:  /s/ Raymond R. Brandstrom
Its:  Vice President of Finance

Exhibit D - Form of Bill of Sale

3

Exhibit E

FIRPTA AFFIDAVIT

AFFIDAVIT REGARDING NONFOREIGN STATUS
(Arbor Place, Everett, Washington)

Section 1445 of the Internal Revenue Code of 1986, as revised (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. The undersigned hereby makes this affidavit on behalf of SILVER LAKE ASSISTED LIVING, LLC, a Washington limited liability company (the “Transferor”), in connection with the transfer to ESC-ARBOR PLACE, LLC, a Washington limited liability company (the “Transferee”), of certain real property located in Everett, Washington, as more particularly described in Exhibit A attached hereto (the “Property”).

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder;

2. Transferor’s U.S. employer identification number is [____________].

3. Transferor’s address is c/o Columbia Pacific Group, Inc., 600 University Street, Suite 2500, Seattle, Washington 98101.

4. Transferor understands that this affidavit may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both; and

5. Transferor understands that Transferee is relying on this affidavit in determining whether withholding is or will be required in connection with its purchase of the Property and may face liabilities if any statement in this affidavit is false.

Under penalty of perjury, the undersigned declares that he/she has examined this affidavit and to the best of his/her knowledge and belief, it is true, correct, and complete, and the undersigned further declares that he/she has authority to sign this document on behalf of Transferor.

[Signature Page Follows]

Exhibit E - FIRPTA Affidavit

1

Executed as of this date, _June 28, 2006.

TRANSFEROR:

SILVER LAKE ASSISTED LIVING, LLC,
a Washington limited liability company

By: B.F., Limited Partnership
Its: Manager

By: Columbia Pacific Group, Inc.
Its: General Partner

By:  /s/ Ruth Verhoff
Its:  Secretary

Exhibit E - FIRPTA Affidavit

2

STATE OF WASHINGTON )
) ss.
COUNTY OF KING  )

On this 28 day of _June, 2006, before me the undersigned, a Notary Public in and for the State of Washington duly commissioned and sworn, personally appeared to me _Ruth Verhoff__, to me known to be the _Secretary_ of Columbia Pacific Group, Inc., a Washington corporation, the General Partner of B. F., Limited Partnership, a Washington limited partnership, the Managing Member of Silver Lake Assisted Living, LLC, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned, and on oath stated that it was authorized to execute the said instrument.

WITNESS my hand the day and year first above written.

/s/ Rebecca L Ozanich
Notary Public in and for the State of Washington, residing at Lynnwood, WA
My Commission Expires: June 30, 2008
Place Notary Seal Here

Exhibit E - FIRPTA Affidavit

3

Exhibit A

DESCRIPTION OF THE PROPERTY

PARCEL A:

LOT 2, PROVIDENCE MEDICAL CENTER BINDING SITE PLAN FILE NO. 01-107895 BG RECORDED UNDER AUDITOR’S FILE NUMBER 200208155006, BEING A PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 30, TOWNSHIP 28 NORTH, RANGE 5 EAST, W.M., RECORDS OF SNOHOMISH COUNTY, WASHINGTON.

PARCEL B:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS AS DESCRIBED IN AND CREATED BY PROVIDENCE MEDICAL CENTER BINDING SITE PLAN FILE NO. 01-107895 BG RECORDED UNDER FILE NO. 200208155006, UPON AND SUBJECT TO THE PROVISIONS THEREIN CONTAINED, BEING A PORTION OF LOT 1 OF SAID BINDING SITE PLAN, AND NON EXCLUSIVE EASEMENTS FOR INGRESS AND EGRESS AS DESCRIBED IN AND CREATED BY INSTRUMENTS RECORDED UNDER AUDITOR’S FILE NO.’S 200005040193 AND 200005040194, UPON AND SUBJECT TO THE PROVISIONS THEREIN CONTAINED, ALL LOCATED IN THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 30, TOWNSHIP 28 NORTH, RANGE 5 EAST, W.M., RECORDS OF SNOHOMISH COUNTY, WASHINGTON

SITUATE IN THE COUNTY OF SNOHOMISH, STATE OF WASHINGTON

Exhibit E - FIRPTA Affidavit

4

Exhibit F

FORM OF LEASE

LEASE AGREEMENT

This LEASE AGREEMENT (this “Lease”) is made and entered into as of this _____ day of ___________, 2006 (the “Commencement Date”), by and between ESC-ARBOR PLACE, LLC, a Washington limited liability company (the “Landlord”) and SILVER LAKE ASSISTED LIVING, LLC, a Washington limited liability company (the “Tenant”).

RECITALS

In consideration of the mutual undertakings and covenants hereinafter contained and the acts to be performed hereunder, Landlord hereby agrees to lease to Tenant: the one hundred unit (100) unit assisted living facility commonly known as Arbor Place and located at 12806 Bothell Everett Highway, Everett, Washington 98208 (the “Facility”), which is located on the real property described on Exhibit A attached hereto and incorporated herein by this reference (the “Real Property”), on the terms and conditions set forth below:

1.  The Premises

1.1  Real Property; Facility. Landlord hereby demises and leases to Tenant and Tenant hereby leases and takes from Landlord, the Real Property and the Facility.

1.2  Personal Property. Landlord hereby demises and leases to Tenant, and Tenant hereby leases and takes from Landlord, the equipment, furniture, furnishings, and fixtures owned or leased by Landlord and located at or used in connection with the operation of the Facility and any additional items added thereto from time to time by written agreement between Landlord and Tenant (such equipment, furniture, furnishings and fixtures, together with all additions thereto or replacements thereof will hereinafter be referred to as the “Personal Property”). If any equipment (other than for replacement of the Personal Property) is necessary or convenient to operate the Facility, all such additional equipment shall be acquired by and at the cost of Tenant (the “Tenant’s Equipment”), and except as otherwise provided in this Lease, the same shall be and remain the property of Tenant.

1.2.1  Tenant shall keep all of the Personal Property in good working order and condition at Tenant’s sole cost and expense, and at the expiration or termination of the Lease Term, Tenant shall return and deliver all of such property to Landlord in as good order and condition as when received hereunder, reasonable wear and tear excepted. If necessary for the proper operation of the Facility, Tenant shall during the Lease Term replace part or all of the items of Personal Property which have been damaged or destroyed or become worn out or obsolete, and such replacement shall be at the sole cost of Tenant, but any such replaced Personal Property shall be and remain the property of Landlord.

Exhibit F - Form of Lease

1.2.2  Landlord agrees upon request of Tenant to subordinate any statutory or Landlord’s lien that Landlord may have to any security interest granted by Tenant to secure a purchase money obligation or an acquisition lease of any of Tenant’s Equipment acquired by Tenant pursuant to Section 1.2.

1.3  Premises. Throughout this Lease, the Real Property, the Facility, the Personal Property and any other improvements located on the Real Property, will collectively be referred to as the “Premises”. Except as otherwise provided in this Lease, the Premises shall in no event include Tenant’s Equipment as defined in Section 1.2.

2.  Term

2.1  Initial Term. The term of this Lease shall commence on the Commencement Date and shall extend for a period of ten (10) years thereafter, unless earlier terminated as provided herein (the “Initial Lease Term”). The Initial Lease Term, together with any of the exercised Renewal Terms (as defined below), may hereinafter be referred to as the “Lease Term.”

2.2  Renewal Terms. Tenant shall have the right to renew this Lease beyond the Initial Lease Term for two successive ten (10) year renewal terms (the “Renewal Terms”) by giving notice of the exercise of its renewal option at least one hundred twenty (120) days prior to the expiration of the Initial Lease Term or the applicable Renewal Term. In the event Tenant is in default on the date of the giving of notice of its intent to renew the Lease, the notice shall be ineffective; in the event Tenant is in default on the date the applicable Renewal Term is to commence, then the Renewal Term shall not commence and this Lease shall expire as of the end of the Initial Lease Term or any applicable Renewal Term. Tenant shall have no right to renew this Lease beyond the expiration of the final Renewal Term.

2.3  Surrender. Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon termination of Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver the Premises, together with all improvements thereof, to Landlord, in good condition and repair, reasonable wear and tear excepted. Provided Tenant is not in default of its obligations under this Lease, at the time of surrender, at its sole cost, Tenant shall remove Tenant’s Equipment, repair any injury or damage done to the Premises which may result from such removal and restore the Premises to the same condition as existed prior to the installation thereof.

3.  Rent

3.1  Basic Rent

3.1.1  The annual rent due hereunder (the “Basic Rent”) shall be in an amount equal to the net profit of the Facility as determined in accordance with generally accepted accounting principles.

3.1.2  For purposes of this Lease, a Lease Year shall be the twelve (12) month period commencing on the Commencement Date (or such shorter period if this Lease is earlier terminated in accordance with its terms). Basic Rent shall be paid in advance in monthly

Exhibit F - Form of Lease

installments in the amounts specified and shall be paid on the first day of each calendar month; provided, however, that the first monthly payment shall be due on the first day after the Commencement Date.

3.2  Proration. Except as otherwise provided, Basic Rent shall be payable in monthly installments to Landlord, at the address set forth in Section 17, or to such other person, firm or corporation at such other address as Landlord may designate by notice in writing to Tenant. If the Commencement Date or the expiration or termination date of this Lease shall be on a day other than the first day or the last day of a month, respectively, then Basic Rent shall be prorated based on the actual number of days elapsed.

3.3  Taxes and Assessments. In addition to Basic Rent, Tenant shall pay all real estate taxes, general and special assessments, personal property taxes, and other public charges which are assessed, levied, confirmed, or imposed upon the Premises during the Lease Term, and all sales taxes and other taxes that are now or hereafter may be payable in connection with the Basic Rent payable hereunder during the Initial Lease Term and any Renewal Term (other than income taxes owing by Landlord as a result of Tenant’s payment of Basic Rent hereunder).

3.3.1  Any taxes and assessments relating to a fiscal period of any authority, a part of which is already included within the Initial Lease Term or any Renewal Term and a part of which is included in a period of time before or after the Initial Lease Term or any Renewal Term, shall be adjusted pro rata between Landlord and Tenant and each party shall be responsible for its pro rata share of any such taxes and assessments.

3.3.2  Nothing herein shall require Tenant to pay income taxes assessed against Landlord, or estate, succession or inheritance taxes of Landlord.

3.3.3  Tenant may contest, in its own name or in the name of Landlord, with Landlord’s cooperation, which Landlord agrees to give, the legality or validity of any such tax or assessment or of any law under which the same shall be imposed. This must be done in good faith, with due diligence, and at Tenant’s own expense. If Tenant does so contest such tax or assessment beyond the time limit for payment thereof by Tenant, Tenant shall do one of the following: Tenant may pay such amount under protest; procure and maintain a stay of all proceedings with adequate bond to enforce collection of such tax or assessment; or deposit with Landlord reasonable security for the payment of all contested sums. Once such action is taken by Tenant, Tenant shall not be considered to be in default hereunder with respect thereto. Notwithstanding anything to the contrary, Tenant shall not exercise its contest rights in contravention of any of the terms and conditions of the Loan Agreement (the “Loan Agreement”) with General Electric Capital Corporation and the other financial institutions who are or hereafter become parties to the Loan Agreement (the “Lender”), under which Lender agreed to make a loan to Landlord in the original principal amount of [Eight Million and no/100 Dollars ($8,000,000)] (the “Facility Loan”) or any Mortgage (as defined in Section 3.4 below).

3.3.4  Tenant shall have, and Landlord hereby irrevocably grants to Tenant, the power and authority, at Tenant’s cost to make and file and prosecute any statement or report or claim for refund which may be required or permitted by law, as the basis of or in connection

Exhibit F - Form of Lease

with the assessment, determination, equalization, reduction or payment of any and every tax or assessment or license or charge which Tenant is required to pay or discharge hereunder.

3.3.5  Upon the termination of any such proceeding, Tenant shall pay the amount of such taxes and assessments or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith.

3.3.6  If any income, profits or revenue tax shall be levied, assessed or imposed upon the income, profits or revenue arising from rents payable hereunder, partially or totally in lieu of or as a substitute for real estate or personal property taxes imposed upon the Premises during the Lease Term, then Tenant shall be responsible for the payment of such tax.

3.3.7  Any tax or insurance reserve required by Lender under the Facility Loan or by any Mortgagee (as defined in Section 3.4 below) under a Mortgage with respect to the Premises during the Lease Term shall be paid by Tenant to Landlord, marked payable to such holder.

3.3.8  Except to the extent impounded pursuant to Section 3.3.7, Tenant shall pay before delinquency any and all real and personal property taxes and assessments, payable hereunder by Tenant. In the event of a late payment, Tenant shall pay all interest and penalties plus the amount due. Tenant shall further provide Landlord with evidence of payment as soon as practicable after Landlord’s written request therefor.

3.4  Triple Net Lease; Additional Charges; Additional Rent. This Lease is intended to be triple net to Landlord, and Tenant shall pay to Landlord, net throughout the Initial Lease Term and any Renewal Term, the Basic Rent prescribed by Section 3.1, free of any offset, abatement, or other deduction, except as may be expressly set forth herein. Tenant is hereby obligated to make all rental payments set forth herein to Landlord. Landlord shall not be required to make any payment of any kind with respect to the Premises, except as may otherwise be expressly set forth herein. Accordingly, Tenant agrees to pay all additional charges and costs described in Section 3.3, Section 7, Section 8.2, Section 10, Section 14.2 or elsewhere in this Lease as they become due and payable and the same shall be deemed to be “Additional Rent” under this Lease. To the extent Tenant pays the additional charges or costs to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay the same to any other person to which they would otherwise be due. If non payment of any additional charge or cost shall occur, Landlord shall have, in addition to all other rights and remedies, all rights and remedies provided for herein and by law in the case of non payment of rent. Notwithstanding the foregoing, Landlord shall be responsible for making all payments to Lender under the Facility Loan and to any other mortgage lender (each, a “Mortgagee”) under any other mortgage granted by Landlord with respect to the Premises (each, a “Mortgage”).

3.5  Late Charge. If any payment of any sums required to be paid or deposited by Tenant to or for the benefit of Landlord under this Lease and payments made by Landlord under any provision hereof for which Landlord is entitled to reimbursement by Tenant shall become overdue for a period of ten (10) days beyond the date on which they are due and payable as provided for in this Lease, a late charge equal to the greater of (a) any late charges assessed

Exhibit F - Form of Lease

against Landlord under the terms of the Facility Loan or any Mortgage or (b) five percent (5%) of the overdue amount, shall become immediately due and payable to Landlord, and said late charge shall be payable on the first day of the month next succeeding the month during which such late charge becomes payable. Such late charge shall compensate Landlord only for loss of interest on the payments due Landlord and shall be in addition to any and all other amounts, including damages, to which Landlord may be entitled pursuant to this Lease or at law or in equity. The acceptance by Landlord of a late charge shall not limit or preclude Landlord from exercising its rights pursuant to Section 13. If non payment of any late charge shall occur, Landlord shall have, in addition to all other rights and remedies, all rights and remedies provided for herein and by law in the case of non payment of rent. No failure by Landlord to insist upon the strict performance by Tenant of Tenant’s obligations to pay late charges shall constitute a waiver by Landlord of its rights to enforce the provisions of this Section in any instance thereafter occurring.

4.  Representations and Warranties

4.1  By Landlord. Landlord hereby makes the following representations and warranties to Tenant:

4.1.1  Landlord has full power and authority to execute and to deliver this Lease and all related documents, and to carry out the transaction contemplated herein. This Lease is valid, binding and enforceable against Landlord in accordance with its terms. Upon obtaining the consent of Lender, the execution of this Lease and the consummation of the transaction contemplated herein will not result in a breach of the terms and conditions of nor constitute a default under or violation of any law, regulation, court order, mortgage, note, bond, indenture, certificate of formation, operating agreement, license or other agreement, instrument or obligation to which Landlord is now a party or by which Landlord or any of the assets of Landlord may be bound or affected.

4.1.2  Landlord has fee simple title to the Facility and the Real Property and marketable title to the Personal Property subject only to the encumbrances, set forth in Exhibit B.

4.2  By Tenant. Tenant hereby makes the following representations and warranties to Landlord:

4.2.1  Tenant has full power and authority to execute and to deliver this Lease and all related documents, and to carry out the transaction contemplated herein. This Lease is valid, binding and enforceable against Tenant in accordance with its terms. The execution of this Lease and the consummation of the transaction contemplated herein, will not result in a breach of the terms and conditions of nor constitute a default under or violation of any law, regulation, court order, mortgage, note, bond, indenture, articles of incorporation, agreement, license or other instrument or obligation to which Tenant is now a party or by which Tenant or any of the assets of Tenant may be bound or affected.

4.2.2  Tenant agrees to take the Facility and the Personal Property in their “AS IS, WHERE IS” condition.

Exhibit F - Form of Lease

4.2.3  The Facility is currently licensed to operate one hundred (100) units. The Facility [does / does not] participate in the Washington Medicaid Program and does not participate in the Medicare Program.

5.  Use of the Premises/Compliance with Laws

5.1  Approvals. Tenant covenants upon execution of this Lease to obtain and maintain all approvals needed to operate the Facility under applicable state and federal law, including, but not limited to, any certificate of need, licenses and certifications, and, during the Initial Lease Term and any Renewal Terms, to operate the Facility as a provider of health care services and to maintain its certification for reimbursement under Medicare and Medicaid, if applicable, and its licensure. Landlord agrees to assist Tenant as reasonably necessary to obtain and maintain such approvals. Tenant shall not amend or alter the license for the Facility or, if applicable, certification without the prior written approval of Landlord, which shall not be unreasonably withheld.

5.2  Operations. Tenant covenants and agrees that it will return the Facility to Landlord at the end of the Initial Lease Term and/or any applicable Renewal Terms licensed and certified in the same manner as it is on the Commencement Date. Tenant shall provide at all times sufficient personnel, equipment and supervision to operate the Facility safely and effectively and shall take such measures as are necessary (including disciplinary actions against, and termination of employment of, personnel where appropriate) to ensure the delivery of a high standard of care for the patients of the Facility. Tenant shall at all times operate the Facility in a manner which allows Landlord to comply with the financial covenants set forth in Section 7.26 of the Loan Agreement, a true and correct copy of which are attached hereto as Exhibit C.

5.3  Use. After the Commencement Date, Tenant shall neither use nor permit to be used the Premises, or any part thereof for any purpose or purposes other than as set forth in Section 4.2.3 hereof, without the prior written consent of Landlord, which shall not be unreasonably withheld. No use shall be made or permitted to be made of the Premises, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Premises of any insurance organization or company necessary for the maintenance of insurance, as herein provided, covering the Premises.

5.4  No Unlawful Purpose or Waste. Tenant covenants and agrees that the Premises shall not be used for any unlawful purpose. Tenant shall not commit or suffer to be committed any waste on the Premises, nor shall Tenant cause or permit any nuisance thereon. Tenant further covenants and agrees that Tenant’s use of the Premises and maintenance, alteration, and operation thereof shall at all times conform to all applicable and lawful local, state, and federal ordinances, rules and regulations; including but not limited to any certificate of need, license and/or Medicare and Medicaid certification, if applicable. Tenant may, however, contest the legality or applicability of any such ordinance, rule or regulation, or any licensure or, if applicable, certification decision. This must be done in good faith, with due diligence, without prejudice to Landlord’s rights hereunder, and at Tenant’s own expense. If Tenant does so

Exhibit F - Form of Lease

contest any such ordinance, rule, regulation or decision, Landlord may require Tenant to deposit with Landlord reasonable security for the payment of all liability, costs, and expenses which may arise from the litigation. Once such a deposit has been made or while such a contest is pending, even if no such deposit is required by Landlord, Tenant shall not be considered in default under this Section 5.4 of this Lease. Notwithstanding anything to the contrary, Tenant shall not exercise its rights to contest under this Section in contravention of the terms and conditions of the Facility Loan or any Mortgage.

5.5  No Impairment. Tenant shall neither suffer nor permit the Premises or any portion thereof to be used in such a manner as (a) might reasonably tend to impair Landlord’s interest in the Premises or any portion thereof, or (b) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises or any portion thereof.

5.6  Inspection Results. Within ten (10) days after receipt, without request, Tenant shall deliver to Landlord a copy of the results of all surveys, investigations and inspections of the Facilities and their operation performed by state or federal authorities, including, but not limited to, notifications of actual or possible violations of state or federal law and regulations pertaining to the Facility.

5.7  Facility Payroll. Tenant shall timely pay all payroll relating to the Facility and any related payroll taxes and impositions.

6.  Facility Loan

6.1  Facility Loan; Attornment. On or prior to the Commencement Date, Tenant shall execute at Landlord’s expense, a Subordination, Attornment and Non-Disturbance Agreement in favor of Lender in connection with the Facility Loan in the form attached hereto as Exhibit D (the “Subordination Agreement”). From and after the Commencement Date, Tenant shall operate the Facility in compliance with the provisions of the Subordination Agreement and the other documents executed in connection with the Facility Loan, which are described more fully in Exhibit E (the “Loan Documents”). Tenant covenants and agrees that, if by reason of a default upon the part of the Landlord herein in the performance of any of the terms and conditions of the Loan Documents, the estate of Landlord thereunder is terminated by summary disposition proceedings or otherwise, Tenant will attorn to Lender in accordance with the provisions of the Subordination Agreement.

6.2  Mortgage; Attornment. Notwithstanding the provisions of Section 6.1, Tenant covenants and agrees that, if by reason of a default upon the part of Landlord herein in the performance of any of the terms and conditions of any Mortgage (other than the Loan Documents), and the estate of Landlord thereunder is terminated by summary disposition proceedings or otherwise, Tenant will attorn to the then holder of such Mortgage or the purchaser in such foreclosure proceedings, as the case may be, and will recognize such holder of such Mortgage or such purchaser as the landlord under this Lease; provided, however, that the holder of such Mortgage or the purchaser in foreclosure proceedings agrees in writing not to disturb Tenant’s quiet enjoyment of the Premises so long as Tenant is not in default hereunder. Tenant covenants and agrees to execute and deliver, at any time and from time to time, upon reasonable

Exhibit F - Form of Lease

request of Landlord or the holder of such Mortgage or the purchaser in foreclosure, any instrument which may be necessary to evidence such attornment.

6.3  Tenant’s Right to Cure. Tenant shall have the right to cure any default by Landlord in the payment of any amounts due under any of the Loan Documents or any Mortgage and to offset any such sums against its rent next coming due under the terms of this Lease.

7.  Maintenance, Repair, Alterations and Utilities

7.1  Maintenance. Tenant shall, at its own cost, and without expense to the Landlord, keep and maintain the Premises, including all sidewalks, buildings, surface parking lots and improvements of any kind which may be a part thereof in good, sanitary and neTTaTTt order, condition and repair, ordinary wear and tear and obsolescence in spite of repair and acts of God excepted, and, except as specifically provided in Section 11, below, restore and rehabilitate any of the Premises which may be destroyed or damaged by fire, casualty or cause whatsoever and in such a manner as may be necessary to operate the Facility in accordance with applicable state and/or federal laws or regulations. Tenant shall perform all interior and exterior painting, and maintain the grounds of the Facility in a good and sightly appearance. Tenant shall be obligated during the Lease Term to make any repairs, replacements or renewals of any kind, nature or description whatsoever to the Premises.

7.2  Alterations. For changes, alterations or additions to the Premises undertaken after the Commencement Date, Tenant shall obtain the prior written consent of Landlord if such work requires the consent of the Lender under any of the Loan Documents otherwise Tenant shall not be permitted to undertake the same on notice to Landlord but without the need for Landlord’s consent.

7.3  Utilities. Tenant shall pay all charges for water, electricity, gas, sewage, waste, trash and garbage disposal, telephone, cable television, and other services furnished to the Premises from and after the Commencement Date.

8.  Liens Against the Premises

8.1  Liens. Tenant will not permit the Premises to become subject to any lien, charge, or encumbrance. Tenant shall maintain the Premises free from all orders, notices, and violations filed or entered by any public or quasi public authorities. Notwithstanding the foregoing, in the event any such lien, charge, or encumbrance is imposed, Tenant may contest any such lien, charge, encumbrance, order, notice or violation. This must be done in good faith, with due diligence and at Tenant’s own expense and Tenant shall not be considered in default of the provisions of this Section 8.1 as a result of such contest, provided Tenant posts adequate bond with the court or, upon Landlord’s request, deposits with the Landlord reasonable security for the payment of all contested sums and otherwise complies with the requirements of the Loan Documents.

8.2  Discharge of Liens. Should a judgment on any lien, charge, encumbrance, order, notice or violation be rendered against the Premises and should Tenant fail to discharge such judgment or take action to protest such judgment, Landlord shall have the right but not the obligation to discharge said judgment. If Landlord exercises that option, any amounts paid by

Exhibit F - Form of Lease

Landlord shall be due from Tenant as Additional Rent. Such Additional Rent shall be due and payable on the next date after the expense is incurred that Basic Rent is otherwise due.

8.3  Mechanic’s Liens. Tenant shall take all reasonable steps necessary to ensure that no lien arising under Washington’s Mechanic’s or Materialman’s Law as a result of construction done at the Premises at Tenant’s request, shall extend to the interest of Landlord, Lender or any Mortgagee in the Premises. Tenant shall pay all costs incurred by Tenant in connection with the construction, alteration, demolition, maintenance and repair of any and all improvements on the Premises. Should a lien or claim of lien be filed against the Landlord’s or Lender’s or any Mortgage’s interest in the Premises by any contractor, subcontractor, mechanic, laborer, materialman or any other person whomsoever retained by Tenant, Tenant shall, within sixty (60) days after the filing thereof or within such shorter period as may be required by the terms of the Loan Documents, cause the same to be discharged of record.

9.  Non Liability and Indemnification. During the Lease Term, Tenant agrees to protect, indemnify and save harmless Landlord, Lender and any Mortgagee (the “Indemnified Parties”) from and against all claims arising out of or connected with the use, occupancy and condition of the Premises and shall pay all costs and expenses incurred by any of the Indemnified Parties in connection with such claims, including without limitation, court costs and reasonable attorney’s fees for trial and appellate proceedings. The Indemnified Parties shall be protected hereby from all claims arising during the Lease Term from loss of or damage to property, or death or injury to persons unless such loss, damage, death or injury is caused solely by the gross negligence or willful misconduct of any of the Indemnified Parties.

10.  Insurance

10.1  General Requirements. During the Lease Term, Tenant shall at all times keep the Premises insured with the kinds and amounts of insurance described in Exhibit F through an insurance carrier qualified to do business in the State of Washington. The policies must name Landlord as a named insured or loss payee. Losses shall be payable to Landlord and Tenant in the manner set forth in Section 11.1 herein. In addition, the policies shall name as an additional named insured and loss payee the Lender or Mortgagee by way of a standard form of mortgagee’s loss payable endorsement if required by the terms of the Loan Documents or any Mortgage. Any loss adjustment shall require the written consent of Landlord and Tenant and shall be in accordance with the terms of the Loan Documents or any Mortgage. Evidence of insurance shall be deposited with Landlord and, if requested, with Lender or any Mortgagee.

10.2  Additional Insurance. In addition to the insurance described above, Tenant shall maintain such additional insurance as may be reasonably required from time to time by Lender or by any Mortgagee.

10.3  Waiver of Subrogation. All insurance policies carried by either party covering the Premises including without limitation contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

Exhibit F - Form of Lease

10.4  Limitation on Claims. To the extent that either Landlord or Tenant may have claims against the other for fire or casualty damage to the Premises or any portion thereof (including business interruption caused thereby), which claims are covered by insurance payable to and protecting the claiming party, the claiming party hereby agrees to exhaust all claims under such insurance before asserting any claims against the other party. The foregoing shall apply to claims for damage whether such damage is caused, wholly or partially, by the negligence or other fault of the other party or its agent, employees, subtenants, licensees, or assignees.

10.5  Premiums; Certificates. Tenant shall pay all of the insurance premiums, and deliver such policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, at least five (5) days prior to the expiration of the existing policy), and in the event of the failure of Tenant either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Landlord at the times required, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Landlord upon written demand therefor, and the failure to repay the same shall carry with it the same consequence as the failure to pay any installment of Basic Rent.

10.6  Limits. In the event that either party shall at any time deem the limits of the personal injury or property damage public liability insurance then carried to be either excessive or insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried; and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by a mediator jointly selected by Tenant and Landlord.

10.7  Blanket Policy. Notwithstanding anything to the contrary contained in this Section, Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Section 10 are otherwise satisfied.

10.8  Additional Rent. The cost of insurance requested to be carried by Tenant in this Section shall be deemed to be Additional Rent.

11.  Damage and Destruction

11.1  Proceeds. Subject to Section 11.2 and to the extent made available by Lender or any Mortgagee, all proceeds payable by reason of any physical loss of any of the improvements comprising the Premises and insured under any policies of insurance required by this Lease shall be held in trust by Landlord and shall be available for the reconstruction or repair, as the case may be, of any damage to or destruction of the Premises and shall be paid out by Landlord from time to time for the reasonable cost of such work. Any excess of money received from insurance remaining with the Landlord after the restoration or reconstruction of the Premises shall be paid to Tenant free and clear upon completion or restoration or reconstruction. Any shortfall shall be

Exhibit F - Form of Lease

the Tenant’s responsibility. All salvage resulting from any such loss covered by insurance shall belong to Landlord.

11.2  Restoration. In the event any improvements comprising of the Facility, the Premises or the Personal Property are damaged by peril covered by insurance or required to be covered by insurance in accordance with the terms hereof, to the extent proceeds are made available by Lender or any Mortgagee, Tenant shall commence to rebuild or restore the same within sixty (60) days after the proceeds of any insurance become available and pursuant to plans and specifications prepared by Tenant and approved by Landlord within said sixty (60) day period, and Tenant shall proceed with all due diligence to complete said repair or restoration within a commercially reasonable period of time. Any repair or restoration shall be undertaken by Tenant in such a manner as to ensure that upon its completion the Facility is of the same standard and quality as prior to the damage or destruction and shall comply with any requirements set forth in the Loan Documents or any Mortgage. In the event Lender or any Mortgagee elects not to make insurance proceeds available, Tenant shall have no obligation to repair or restore the Facility except as otherwise provided in the Loan Documents or the Mortgage.

11.3  Effect on Lease. This Lease shall remain in full force and effect and Tenant’s obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during the period of repair or reconstruction.

12.  Condemnation

12.1  Effect on Lease. If, during the Lease Term, the Premises and/or the Facility are taken or condemned in fee for a public or quasi public use Landlord shall have the right to terminate this Lease in the event of the acceleration of the balance due under the Facility Loan or in connection with any loan secured by a Mortgage. If, during the Lease Term, less than all of the Premises and/or the Facility are taken or condemned and, as a result thereof the access to, use or operation thereof is not adversely affected in the opinion of Landlord, this Lease shall not terminate but Tenant shall be required to rebuild or restore the Premises and the Facility to the same condition in which they were in or to as close thereto as possible prior to the date of, and in light of the nature of, such taking.

12.2  Damages. All damages awarded in connection with the taking of the Premises shall vest in Landlord. All damages awarded in connection with the taking of the leasehold estate and Tenant’s Equipment shall vest in Tenant but only to the extent such damages do not diminish the award otherwise payable to Landlord.

13.  Default and Remedies

13.1  Default by Tenant. The occurrence of any of the events, acts or circumstances described in Sections 13.1.1 through 13.1.7 shall constitute an “Event of Default” under this Lease.

13.1.1  Failure by Tenant to pay in full any Basic Rent, Additional Rent, Net Profits or any other monetary obligation under this Lease when due, and the continuance of such

Exhibit F - Form of Lease

failure for ten (10) days after Landlord has given Tenant written notice of such failure or, in the case of the Basic Rent, for such shorter period as may be set forth in the Loan Documents.

13.1.2  Failure by Tenant to observe, perform or comply with any of the terms, covenants, agreements or conditions contained in this Lease (other than as specified in Section 13.1.1 or Section 13.1.6), and the continuance of such failure for thirty (30) days after Landlord has given Tenant notice of such failure or for such shorter period as may be provided for the curing of such default under the terms of the Loan Documents. If Tenant has promptly commenced and diligently pursued remedial action within said thirty (30) day period but has been unable to cure its default (except for any default that can be reasonably cured by the payment of money) prior to the expiration thereof and if the Loan Documents provide for an extension of the cure period, said thirty (30) day period shall be extended for the minimum time reasonably required for the completion of Tenant’s remedial action but in no event for a period longer than authorized by the terms of the Loan Documents. Notwithstanding the foregoing, in the event any such failure of performance by Tenant is deemed to pose a substantial risk of harm to the patients of the Facility or to the licensure or, if applicable, certification status of the Facility, Tenant shall be required to cure such failure within a period of time as may be established by the state or federal authority having jurisdiction over the Facility or, if no such time frame is established, as soon as is reasonably practicable, but in no event within more than one (1) week from the determination of the existence of such condition; provided, however, that in the event Landlord is not satisfied that the Tenant is undertaking such cure within one half (1/2) of the time allocated by such authority or by the terms hereof, then Landlord shall have the right to enter into the Facility and to undertake the completion of such cure, in which case Landlord shall have no liability to Tenant with respect thereto except for liability which Tenant incurs as a result of the Landlord’s gross negligence or wrongful misconduct in undertaking such cure.

13.1.3  The making by Tenant or any guarantor of this Lease of an assignment for the benefit of its creditors or the commencement of proceedings in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of Tenant of any guarantor of this Lease or for the adjudication of either such party as a bankrupt or insolvent or for the appointment of a receiver of the property of either such party, which proceeding are not dismissed and any receiver, trustee or liquidator appointed therein is not discharged, within thirty (30) days after the institution thereof.

13.1.4  The abandonment of the whole of the Premises by Tenant other than as a result of any repair or reconstruction following damage or destruction to, or any condemnation or taking of, the Premises.

13.1.5  The levying of a writ of execution or attachment on or against the property of Tenant or any guarantor of this Lease which is not discharged or stayed by action of said party contesting the same within thirty (30) days after such levy or attachment and/or the sale of the interest of Tenant in the Premises under such a writ of execution or attachment.

13.1.6  If (a) any government agency having jurisdiction over the Facility revokes or terminates any license required for the operation of the Facility for the use set forth in Section 4.2.3 above; (b) there is any involuntary decertification of the Facility from participation

Exhibit F - Form of Lease

in any state or federal reimbursement program, if applicable; or (c) there is any action taken by a state or federal agency which results in the removal of patients from the Facility as a result of deficiencies cited by said agency in the care rendered by Tenant at the Facility.

13.1.7  If there is any generation, disposal, release or use of any hazardous substance upon or from the Premises in violation of the terms of this Lease or applicable local, state or federal law.

13.2  Default by Landlord. The failure by Landlord to pay in full any Refund under this Lease when due, and the continuance of such failure for ten (10) days after Tenant has given Landlord written notice of such failure shall constitute a “Landlord Event of Default” under this Lease.

13.3  Landlord’s Remedies. Upon the occurrence of any Event of Default, Landlord, in addition to the other rights or remedies it may have, shall have the immediate right of re entry without any additional notice to Tenant. Should Landlord elect to re enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or it may from time to time, without terminating this Lease, relet the Premises or any part thereof for the account of Tenant for such term or terms, which may be for a term shorter than or for a term extending beyond the Lease Term, and at such rental or rentals and on such other terms and conditions as Landlord, in its reasonable discretion, may deem advisable. Should Landlord at any time terminate this Lease as a result of any Event of Default, in addition to any other remedy it may have, Landlord may recover from Tenant all damages incurred by reason of such Event of Default, including the cost of recovering the Premises. In addition, should Landlord terminate this Lease, Landlord shall have the right to take possession of the Tenant’s Equipment located at the Premises, and to recover as damages all costs incurred by Lender in connection with (a) removing and storing the Tenant’s Equipment, and (b) restoring the Premises following removal of the Tenant’s Equipment. Whether or not Landlord elects to terminate this Lease, Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case all of Tenant’s rights in this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Possession of the Premises includes possession of all Personal Property, patients, patient records, Facility business records, general intangibles and proceeds. Any termination of this Lease by Landlord shall not in any event terminate Tenant’s obligation to pay rent and other amounts owed by Tenant pursuant to this Lease for the full Lease Term. Landlord shall have the right to recover from Tenant (i) the worth, at the time of the award, of the unpaid rent that had been earned at the termination of this Lease, and (ii) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the loss of rent that Tenant proves could have been reasonably or has actually been avoided by Landlord, and (iii) the worth, at the time of the award, of the amount by which the unpaid rents for the balance of the Lease Term after the time of the award exceeds the amount of the loss of rent that Tenant proves could have been reasonably or actually has been avoided by Landlord, and (iv) any other amount, and court costs and reasonable attorneys’ fees, necessary to compensate Landlord for all detriment and damage proximately caused by Tenant’s default. The worth at the time of the award as used in (i) and (ii) of the preceding sentence is to be computed by allowing interest at the maximum rate permitted by law (or twelve percent (12%) per annum if there is no maximum rate). The worth at the time

Exhibit F - Form of Lease

of the award as referred to in (iii) above is to be computed by discounting the amount at the annual discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

13.4  Injunctive Relief; Receiver. Upon the occurrence of any Event of Default, Landlord may apply to any appropriate court for an injunction, the appointment of a receiver, or both. Any injunction or temporary restraining order issued prior to a final hearing may enjoin Tenant, its officers, agents and employees and those in active concert or participation with them, from removing from the Premises any patients, patient records, equipment, furniture, fixtures, Facility business records, monies and other things related in any way to Tenant’s business at the Facility; provided, however, that the receiver may only apply such monies in accordance with the order of the court. The receiver shall have all powers and duties necessary and reasonable to conduct Tenant’s business until this Lease is terminated. Responsibility for the costs associated with the appointment of a receiver shall be determined by the court.

13.5  Refunds. Upon the occurrence of any Event of Default, Landlord may, in the exercise of its sole discretion, elect not to pay any Refund due any payable by Landlord (as defined in Section 24.2), in which case Landlord shall have no further obligation or liability in connection therewith.

13.6  Replacement Operator. Nothing in this Section 13 shall be construed as permitting Landlord to terminate Tenant’s right to possession of the Facility, with or without termination of the Lease, without making the necessary arrangements to assume, or to transfer to a qualified licensed operator, operational responsibility for the Facility. Tenant agrees to cooperate in any such transfer of operational responsibility for the Facility upon a termination of its right to possession of the Facility.

13.7  Tenant’s Sole Remedy. Upon the occurrence of a Landlord Event of Default, Tenant’s sole and exclusive remedy shall be to offset the amount of Net Profits due and payable by Tenant to Landlord against the amount of any unpaid Refund due any payable by Landlord.

13.8  Remedies Cumulative. Except as otherwise provided, no remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right, remedy, or power accruing upon any Event of Default or Landlord Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver thereof unless and until such Event of Default or Landlord Event of Default has been cured.

14.  Landlord’s Right to Perform Tenant’s Covenants

14.1  Right to Make Payments; Notice. If Tenant defaults in the making of any of the payments, or the performance of any of the obligations provided for in this Lease, Landlord may, at its option and on behalf of Tenant, make any such payments or perform any such obligations. Before exercising that option, however, Landlord must give Tenant written notice of Tenant’s default and of Landlord’s intention to correct that default. If thirty (30) days after such notice, or

Exhibit F - Form of Lease

such shorter time period as Landlord may specify in the notice if further delay would impair materially any substantial right, property, or benefit of Landlord, Tenant has not corrected such default, Landlord may exercise its rights under this Section 14.

14.2  Funds Expended Deemed Additional Rent. In the event Landlord performs any obligation on Tenant’s behalf, Tenant shall reimburse Landlord for any amounts reasonably paid or expended, and the same shall constitute Additional Rent hereunder. This reimbursement shall be due and payable on the next Basic Rent payment date after the expense is incurred. Landlord shall not be held liable or in any way responsible for any loss, inconvenience, annoyance or damage resulting to Tenant on account of such performance by Landlord, unless Landlord is found to have been grossly negligent or engaged in willful misconduct in its performance. All amounts payable by Tenant to Landlord under any of the provisions of this Lease, if not paid when the same become due as in this Lease provided, shall bear interest from the date they become due until paid, at the prime rate of interest published in the Wall Street Journal, but in no event at a rate which would be deemed to be usurious under Washington law. In the event that the Wall Street Journal ceases or fails to publish or announce a prime rate, the amounts due hereunder shall bear interest at the prime rate announced by the bank designated by Landlord, provided such a bank is among the top twenty five (25) banks in the United States in terms of deposits.

15.  Quiet Enjoyment. Landlord covenants and agrees that, so long as Tenant observes and performs all of the covenants, conditions, and stipulations of this Lease, Tenant may lawfully and quietly hold, occupy and enjoy the Premises during the Lease Term.

16.  Assignment and Subletting

16.1  Affiliates. Tenant may sublease the Premises, or any portion thereof, or assign its rights and obligations under this Lease to entity which is owned or controlled by or under common control with Tenant (an “Affiliate”), without the prior written consent of Landlord unless Landlord is required to secure the consent of Lender under the terms of the Loan Documents, in which case Tenant shall be required to secure the consent of Landlord to such subletting or assignment. Before any such assignment shall be valid, whether or not the consent of Landlord is required, the assignee shall assume in writing and agree to be bound by all of the terms and conditions of this Lease as if named the Tenant herein and Tenant shall provide Landlord with a copy of such assignment.

16.2  Non Affiliates. Subject to any limitations which may be set forth in the Loan Documents, Tenant may sublease the Premises, or any part thereof, or assign its rights and obligations under this Lease to a person or entity that is not an Affiliate with the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord is satisfied as to the ability of the proposed transferee to make the rent payments due and owing hereunder and to comply with Tenant’s other obligations under this Lease and if Landlord has secured such consent as it may be required to obtain in connection therewith under the terms of the Loan Documents or any Mortgage. No such assignment will, however, release Tenant from its obligations under this Lease, and before any such assignment shall be valid, the assignee shall assume in writing and agree to be bound by all of the terms and conditions of this Lease as if named the Tenant herein. A sale or other conveyance by Tenant of the stock or beneficial

Exhibit F - Form of Lease

ownership (direct or indirect) of said Affiliate, other than to itself or another Affiliate, shall be deemed to be an assignment for which Landlord’s consent is required in accordance with the terms hereof except to the extent such sale or other conveyance is specifically permitted by the terms of the Loan Documents to occur without the need to secure Lender approval, in which case Landlord approval shall also not be required.

16.3  By Landlord. Subject to such limitations as may be set forth in the Loan Documents or any Mortgage, Landlord may at any time assign its rights and obligations under this Lease, provided, however, that Landlord shall furnish to Tenant a written statement from Landlord’s assignee that such assignee recognizes all of Tenant’s rights under this Lease; provided, further, that the requirements of this Section 16.3 shall not apply to the Lender, any Mortgagee or a purchaser at a foreclosure sale which acquires Landlord’s rights hereunder upon the foreclosure of any interest granted as security for the obligations of Landlord under the Loan Documents or any Mortgage or the acceptance by such lender or purchaser of a deed in lieu of foreclosure. Notwithstanding the failure of Landlord to obtain said recognition from Landlord’s assignee, any assignment of Landlord’s rights and obligations shall be subject to Tenant’s rights under this Lease.

16.4  Waiver. No assignment or subletting that is approved pursuant to this Section 16 shall be deemed to remove any subsequent assignment or subletting from the provisions of this Section 16, it being the intent hereof that every assignment and subletting, whenever occurring, shall require the same approval as is set forth herein for an original assignment or subletting.

17.  Notices. All notices provided for in this Lease or related to this Lease shall be in writing and shall be delivered to the parties at the addresses set forth below. All such notices or other papers or instruments related to this Lease shall be deemed sufficiently served or delivered on the date of mailing, provided that they are sent by United States Registered or Certified Mail, postage prepaid, in an envelope properly sealed or on the date of receipt if hand delivered or sent by overnight courier:

To Landlord: ESC-Arbor Place, LLC
3131 Elliott Avenue, Suite 500
Seattle, WA 98121
Telephone: (206) 298-2909
Facsimile: (206) 301 4500

With a copy to: The Nathanson Group PLLC
One Union Square
600 University Street, Suite 2000
Seattle, WA 98101-1195
Attention: Randi S. Nathanson, Esq.
Telephone:  (206) 623-6239
Facsimile: (206) 623 1738

Exhibit F - Form of Lease

To Tenant: Silver Lake Assisted Living, LLC
c/o Columbia Pacific Group, Inc.
600 University Street, Suite 2500
Seattle, WA 98101
Telephone:  (206) 728-9063
Facsimile: (206) 728-9327

With a copy to: Thomas A. Barkewitz
Alston, Courtnage & Bassetti LLP
1000 Second Avenue, Suite 3900
Telephone: (206) 623-7600
Facsimile: (206) 623-1752

Both Landlord and Tenant may change the address or the name of the addressee applicable to subsequent notices by giving notice as provided above. However, notice of such a change shall not be effective until the fifth day after mailing.

18.  Miscellaneous

18.1  Captions. The captions in this Lease are for convenience of reference only. In no way do those captions define, limit or describe the scope or intent of this Lease.

18.2  Gender. Words showing number shall be taken to include both the singular and the plural forms. Words showing gender shall be taken to include masculine, feminine and neuter.

18.3  Successors and Assigns. Subject to the restrictions on transfers set forth herein, this Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns. The definition of “Landlord” and “Tenant” herein refer to the Landlord and Tenant at the time in question.

18.4  Governing Law. This Lease shall be governed, construed, and enforced in accordance with the laws of the State of Washington.

18.5  Entire Agreement. This Lease represents the entirety of the agreement among the parties hereto with respect to the subject matter hereof and shall be deemed to supersede any prior discussions or agreements among the parties hereto. This Lease may not be amended or modified except by written instrument signed by the parties hereto.

18.6  Waiver. The failure of either party to insist upon strict performance of any of the covenants, agreements, terms and conditions of this Lease in any one or more instances shall not be construed as a waiver or relinquishment of any such covenant, agreement, term, or condition and the same shall remain in full force and effect.

18.7  Attorneys’ Fees. In the event either party brings an action to enforce any of the terms hereof or in connection herewith, the prevailing party in such action shall be entitled to and

Exhibit F - Form of Lease

the losing party agrees to pay the reasonable attorneys’ fees and expenses, including attorneys’ fees and expenses of appellate proceedings, of the prevailing party.

18.8  Memorandum of Lease. Landlord and Tenant shall execute and record a Memorandum of this Lease and concurrently therewith shall execute and record the Subordination Agreement.

18.9  Invalidity. Each term and provision of this Lease shall be enforced to the fullest extent permitted by law. Should any term or provision of this Lease, or the application thereof, prove illegal or unenforceable, the remainder of this Lease shall still be valid and enforced.

18.10  Broker. Landlord and Tenant each represent to the other that there are no claims for brokerage or other commissions or finder’s or other similar fees in connection with the transactions contemplated by this Lease insofar as such claims shall be based on arrangements or agreements made by or on behalf of the party so representing.

18.11  Amendment. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto and approved in writing by the Lender or any Mortgagee if and to the extent required by the terms of the Loan Documents or any Mortgage.

18.12  Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

18.13  Construction. No provision of this Lease shall be construed against or interpreted to the disadvantage of either Landlord or Tenant by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, written, drafted or dictated such provisions.

18.14  Time of the Essence. Time is of the essence of this Lease.

18.15  No Joint Venture. Nothing in this Lease shall be construed to render or constitute Landlord in any way or for any purpose a partner, joint venturer or associate in any relationship with Tenant other than that as Landlord and Tenant, nor shall this Lease be construed to authorize either party to act as agent for the other party except as expressly provided to the contrary in this Lease.

18.16  Financial Statement. Throughout the Lease Term, Tenant shall deliver to Landlord the financial statements described in Exhibit G attached or such other financial statements as may from time to time be required under the terms of the Loan Documents or any Mortgage.

18.17  Landlord’s Consent. In the event the consent of Landlord is required in order to permit Tenant to take or refrain from taking any action under this Agreement, and Landlord’s consent is conditioned upon obtaining the consent of the Lender under the Loan Documents or a Mortgagee under any Mortgage, if the Lender denies its consent, Landlord shall be deemed to have acted reasonably in denying its consent to Tenant.

Exhibit F - Form of Lease

19.  Landlord Inspection. Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord on behalf of itself and its agents reserves the following rights to be exercised at Landlord’s election:

19.1  Right to Inspect and Repair. Landlord may inspect the Premises after reasonable notice and may make repairs, additions or alterations to the Premises, or any part thereof, as permitted or required under this Lease, whether such repairs are the responsibility of Landlord or Tenant.

19.2  Right to Enter; Notice. Landlord may enter upon the Premises for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved during normal business hours unless an emergency exists, in which case Landlord shall have the right of entry upon 24 hours advance notice.

20.  Estoppel Statements. The parties hereto shall, at any time and from time to time upon not less than ten (10) days prior written notice from the other party, execute, acknowledge and deliver to such other party, in form reasonably satisfactory to such other party or such other party’s mortgagee, a written statement certifying (if true) that this Lease is unmodified and in full force and effect (or if there have been modifications stating the nature thereof), that such other party is not in default hereunder (or specifying the nature of any default), the date to which rental and other charges have been paid and such other information as may be reasonably required by such other party. It is intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the Premises and their respective successors and assigns.

21.  Hazardous Substances. Tenant shall not generate, dispose of, release, use, handle, possess or store any hazardous substances upon the Premises except in accordance with applicable laws, rules and regulations. Tenant shall, at its sole cost and expense, promptly remove or clean up any hazardous substances introduced onto the Premises by Tenant or with its permission or at its sufferance. Such removal or cleanup shall be in compliance with all applicable law and regulations. Tenant hereby agrees to indemnify and hold Landlord harmless and agrees to defend Landlord from all losses, damages, claims and liabilities and fines, including costs and reasonable attorneys’ fees, of any nature whatsoever in connection with the actual or alleged presence upon the Premises of any hazardous substance introduced by Tenant or with its permission or at its sufferance.

22.  Limitation on Tenant’s Recourse. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages incurred by Tenant resulting from any cause whatsoever. Tenant hereby acknowledges and agrees that Tenant’s sole recourse against Landlord, and any successor to the interest of Landlord in the Premises, is to the interest of Landlord, and any such successor, in the Premises.

23.  Conflict. In the event of a conflict between the obligations imposed on Tenant hereunder and the obligations imposed on Landlord under the Loan Documents or any Mortgage with respect to the operation, maintenance, repair or reconstruction of the Facility, the provisions of the Loan Documents or the Mortgage, as applicable, shall control.

Exhibit F - Form of Lease

[Signature Page Follows]

Exhibit F - Form of Lease

IN WITNESS WHEREOF, the parties hereby execute this Lease Agreement on the day and year first written above.

LANDLORD:

ESC-ARBOR PLACE, LLC,
a Washington limited liability company

By: /s/ Raymond R. Brandstrom
Its: Vice President of Finance

TENANT:

SILVER LAKE ASSISTED LIVING, LLC,
a Washington limited liability company

By: B.F., Limited Partnership
Its: Manager

By: Columbia Pacific Group, Inc.
Its: General Partner

By: /s/ Ruth Verhoff
Its:  Secretary

Exhibit F - Form of Lease

Exhibit A to Lease

LEGAL DESCRIPTION

PARCEL A:

LOT 2, PROVIDENCE MEDICAL CENTER BINDING SITE PLAN FILE NO. 01-107895 BG RECORDED UNDER AUDITOR’S FILE NUMBER 200208155006, BEING A PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 30, TOWNSHIP 28 NORTH, RANGE 5 EAST, W.M., RECORDS OF SNOHOMISH COUNTY, WASHINGTON.

PARCEL B:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS AS DESCRIBED IN AND CREATED BY PROVIDENCE MEDICAL CENTER BINDING SITE PLAN FILE NO. 01-107895 BG RECORDED UNDER FILE NO. 200208155006, UPON AND SUBJECT TO THE PROVISIONS THEREIN CONTAINED, BEING A PORTION OF LOT 1 OF SAID BINDING SITE PLAN, AND NON EXCLUSIVE EASEMENTS FOR INGRESS AND EGRESS AS DESCRIBED IN AND CREATED BY INSTRUMENTS RECORDED UNDER AUDITOR’S FILE NO.’S 200005040193 AND 200005040194, UPON AND SUBJECT TO THE PROVISIONS THEREIN CONTAINED, ALL LOCATED IN THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 30, TOWNSHIP 28 NORTH, RANGE 5 EAST, W.M., RECORDS OF SNOHOMISH COUNTY, WASHINGTON

SITUATE IN THE COUNTY OF SNOHOMISH, STATE OF WASHINGTON

Exhibit F - Form of Lease

Exhibit B to Lease

PERMITTED ENCUMBRANCES

See attached

Exhibit F - Form of Lease

Exhibit C to Lease

FINANCIAL COVENANTS

Exhibit F - Form of Lease

Exhibit D to Lease

SUBORDINATION AGREEMENT

See Attached

Exhibit F - Form of Lease

Exhibit E to Lease

LIST OF LOAN DOCUMENTS

A. The Loan Agreement;
B. The Note;
C. The Guaranty;
D. The Environmental Indemnity Agreement;
E. Deed of Trust, Assignment of Rents and Security Agreements;
F. Two (2) UCC-1 Financing Statements;
G. Subordination, Attornment and Security Agreement;
H. Assignment of Membership Interests;
I. Collateral Assignment of Undertakings Under Purchase and Sale Agreement.

Exhibit F - Form of Lease

Exhibit F to Lease

INSURANCE REQUIREMENTS

The insurance requirements are as set forth in the Loan Documents, including, without limitation, the Loan Agreement or as may otherwise be specified in any Mortgage or other loan documents required by any Mortgagee in connection with financing for the Facility.

Exhibit F - Form of Lease

Exhibit G to Lease

FINANCIAL STATEMENT REQUIREMENTS

The financial statement requirements are as set forth in the Loan Documents, including, without limitation, the Loan Agreement or as may otherwise be specified in any Mortgage or other loan documents required by any Mortgagee in connection with financing for the Facility.

Exhibit F - Form of Lease

Exhibit G

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of the ___ day of June, 2006, by and between EMERITUS CORPORATION, a Washington corporation (the “Emeritus”).and SILVER LAKE ASSISTED LIVING, LLC, a Washington limited liability company (the “Silver Lake”).

RECITALS

A. ESC-ARBOR PLACE, LLC, a Washington limited liability company (“ESC-Arbor Place”) has entered into a Purchase and Sale Agreement dated as of June 16, 2006, pursuant to which it will be acquiring from Silver Lake the 100 unit assisted living facility commonly known as “Arbor Place” and which is located at 12806 Bothell Everett Highway, in Everett, Washington (the “Facility”); and

B. ESC-Arbor Place desires Silver Lake to enter into a Lease of even date herewith (the “Lease”), pursuant to which ESC-Arbor Place will lease the Facility back to Silver Lake for a term of ten (10) years or until the Lease is earlier terminated as specified therein; and

C. Emeritus and Silver Lake are parties to a Management Agreement, dated September 1, 1998, and amended by Amendment of even date herewith (as amended, the “Management Agreement”), pursuant to which Emeritus provides certain services to Silver Lake in connection with the Facility; and

D. Silver Lake is only willing to enter into the Lease if Emeritus enters into this Agreement, and Emeritus is willing to enter into this Agreement to induce Silver Lake to enter in the Lease;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1. Indemnification. Emeritus shall indemnify, defend and hold harmless Silver Lake, and its owners, directors, officers and employees (each an “Indemnified Party”), from any and all party claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorneys’ fees and court costs sustained or incurred by or asserted against any one or more of them by reason of or arising out of (a) ESC-Arbor Place’s ownership of the Property from and after July 1, 2006, (b) any tax liability related solely to the ownership of membership interests in Silver Lake between July 1, 2006 and the date that such membership interests are conveyed and assigned to Emeritus, unless the tax liability is caused by actions of the members that violate the provisions of the Membership Purchase Agreements pursuant to which such interests are to be conveyed and assigned; and (c) any Uncovered Manager Actions, whether occurring before or after the effective date of this Agreement. As used in this Agreement, “Uncovered Manager Actions” means (a) breach of the duties and obligations required to be performed by Emeritus pursuant to the Management Agreement, (b) acts by Emeritus that relate to the Facility but are outside the scope of Emeritus’ authority

Exhibit G -Form of Indemnification Agreement

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under the Management Agreement, or (c) the negligence or willful misconduct of Emeritus or its agents or employees in connection with the performance of their duties under the Management Agreement. Recovery pursuant to the terms and conditions of this Agreement shall be reduced dollar-for-dollar by proceeds of any applicable insurance collected by either Emeritus or Silver Lake.

2. Procedure. Silver Lake shall promptly notify Emeritus if Silver Lake becomes aware of any potential claim for indemnification under this Agreement. Emeritus shall have sole authority to compromise, settle or defend any such claim.

3. Notices. Any notices required to be sent hereunder shall be sent to the Notice Addresses in the Lease and in the Management Agreement, as such addresses may be changed from time to time as provided therein. Notices shall be sent by certified mail, return receipt requested, facsimile or overnight delivery, and shall be effective when received or when delivery is refused.

4. Severability. In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

5. Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of any executed counterpart by facsimile shall be as effective as delivery of an executed original counterpart of this Agreement.

6. Successors and Assigns. The rights and obligations hereunder are personal and may not be assigned by either party without the prior written consent of the other party.

7. Modification and Amendment. This Agreement may not be amended or modified except by a writing signed by Emeritus and Silver Lake.

8. Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Washington.

9. Entire Agreement. This Agreement and any indemnification obligations of the parties in the Management Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof.

SIGNATURES ON FOLLOWING PAGE

Exhibit G -Form of Indemnification Agreement

2

IN WITNESS WHEREOF, Emeritus and Silver Lake have caused this Indemnification Agreement to be duly executed as of the date first above written.

EMERITUS CORPORATION,
a Washington corporation:

By: /s/ Martin Roffe
Its: Vice President, Financial Planning

SILVER LAKE ASSISTED LIVING LLC
By: B.F., Limited Partnership
Its: Manager

By: Columbia Pacific Group, Inc.
Its: General Partner

By:  /s/ Ruth Verhoff
Its:  Secretary

Exhibit G -Form of Indemnification Agreement

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